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                                                                    EXHIBIT 11.1

                            ACT Manufacturing, Inc.

               Computation of Net Income (Loss) Per Common Share
                 Years Ended December 31, 1997, 1996, and 1995
                     (in thousands except per share data)



                                                                     1997          1996         1995
                                                                     ----          ----         ----
BASIC NET INCOME (LOSS) PER COMMON SHARE:
  Net income (loss) as reported                                   $ (4,007)        $10,157      $4,466
  Weighted average number of common shares outstanding:
    Common Stock                                                     8,952           8,762       7,894
    Common Shares used to fund S Corporation distribution                -               -         163
                                                                  --------         -------      ------
       Total                                                         8,952           8,762       8,057
                                                                  ========         =======      ======

    Basic net income (loss) per common share                      $  (0.45)        $  1.16      $ 0.55
                                                                  ========         =======      ======

DILUTED NET INCOME (LOSS) PER COMMON SHARE:
  Net income (loss) as reported                                   $ (4,007)        $10,157      $4,466
  Weighted average number of common shares outstanding:
    Common Stock                                                     8,952           8,762       7,894
    Common Shares used to fund S Corporation distribution                -               -         163
                                                                  --------         -------      ------
       Subtotal                                                      8,952           8,762       8,057
    Effect of stock options                                              -             250         277
                                                                  --------         -------      ------
       Total                                                         8,952           9,012       8,334
                                                                  ========         =======      ======
    Diluted net income (loss) per common share                    $  (0.45)        $  1.13      $ 0.54
                                                                  ========         =======      ======

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